February 28, 2018

Epiphany Funds 200 N. Mesquite Street Suite 205 Arlington, TX 76011

Re:  Epiphany Funds File Nos. 333-138045 and 811-21962

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 20 to the Epiphany Funds Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 36 under the Securities Act of 1933, Amendment No. 37 under the Investment Company Act of 1940 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

CWB